Filed Pursuant to Rule 424(b)(3)
Registration No. 333-124424

Prospectus Supplement No. 2
to Prospectus dated August 24, 2005

HOUSE OF BRUSSELS CHOCOLATES INC.

10,936,263 SHARES

We are supplementing the prospectus dated August 24, 2005, to provide information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2006 including the following:

Effective May 16, 2006, House of Brussels Chocolates Inc. (the "Company"), entered into an agreement with Laurus Master Fund, Ltd.("Laurus"), for the purpose of amending the terms its indebtedness to Laurus under a Secured Convertible Minimum Borrowing Note, dated March 29, 2005 (the “Note”). This Amendment resets the price per share of the Company’s common stock at which Laurus may convert the first $100,000 of the Company’s existing indebtedness under the Note from $0.88 to $0.41 per share.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus dated August 25, 2005, with respect to the resale of the 10,936,263 shares of common stock, including any amendments or supplements thereto.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ CAREFULLY THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION CAPTIONED "RISK FACTORS" BEGINNING ON PAGE 3, BEFORE MAKING A DECISION TO PURCHASE OUR STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Supplement is May 17, 2006